Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

Synalloy Corporation Signs Definitive Agreement to Acquire the Stainless Steel Pipe and Tube Operations of Marcegaglia USA

RICHMOND, Va., December 13, 2016 (GLOBE NEWSWIRE) -- Synalloy Corporation (Nasdaq:SYNL) today announced that it, through its subsidiary Bristol Metals, LLC, has signed a definitive agreement to acquire the Stainless Steel Pipe and Tube operations of Marcegaglia USA. The parties expect the transaction to close on or by March 1, 2017. The agreement will be structured as an asset purchase and will exclude galvanized product and ornamental tubing products. The purchase price for the transaction, which excludes real estate and certain other assets, is expected to range between $15 and $16 million.

Craig Bram, President and CEO of Synalloy Corporation said, “The prospect of bringing together the capabilities of Bristol Metals and Marcegaglia’s U.S. stainless steel business is very exciting. Mr. Antonio Marcegaglia and I have been working diligently on this transaction and look forward to closing in the coming months.”

Marco Costi, International Activities Supervisor of Marcegaglia Group said, “This deal fits well in the Marcegaglia Group portfolio strategy of focusing more on the most sizeable assets in Europe, while offering an employment opportunity to our employees with a larger player in the North American stainless steel pipe industry.”

Kyle Pennington, President of Synalloy Metals said, “It has been Bristol Metals’ ultimate goal to become the preeminent manufacturer of stainless steel pipe and tube in North America. We will work with the team at Marcegaglia’s Munhall, PA facility to drive continued improvements in our core initiatives, with an emphasis on customer service. With Bristol Metals’ recent investment in its heavy wall operation, and the addition of Marcegaglia’s laser mill capabilities, our company will be well positioned to support the North American pipe and tube market for many years to come.”

Synalloy Corporation (Nasdaq:SYNL) is a growth oriented company that engages in a number of diverse business activities including the production of stainless steel pipe, fiberglass and steel storage tanks and specialty chemicals and the master distribution of seamless carbon pipe and tubing. For more information about Synalloy Corporation, please visit our web site at www.synalloy.com.

Forward-Looking Statements

This press release includes and incorporates by reference "forward-looking statements" within the meaning of the federal securities laws. All statements that are not historical facts are "forward-looking statements." The words "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions identify forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw materials availability; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; customer delays or difficulties in the production of products; new fracking regulations; a prolonged decrease in oil and nickel prices; unforeseen delays in completing the integrations of acquisitions; risks associated with mergers, acquisitions, dispositions and other expansion activities; financial stability of our customers; environmental issues; unavailability of debt financing on acceptable terms and exposure to increased market interest rate risk; inability to comply with covenants and ratios required by our debt financing arrangements; ability to weather an economic downturn; loss of consumer or investor confidence and other risks detailed from time-to-time in the Company's Securities and Exchange Commission filings. The Company assumes no obligation to update the information included in this release.

Contact: Dennis Loughran at (804) 822-3266